Exhibit 99.1

Tenet Reports Fourth Quarter 2011 Results

4.6 Percent Increase in Adjusted EBITDA

5.4 Percent Increase in Net Operating Revenue

Company Raises 2012 Outlook for Adjusted EBITDA

DALLAS — February 28, 2012 — Tenet Healthcare Corporation (NYSE:THC) today reported Adjusted EBITDA of $294 million for the fourth quarter ended December 31, 2011, an increase of $13 million, or 4.6 percent, compared to $281 million for the fourth quarter of 2010. The Adjusted EBITDA margin in the quarter was 13.2 percent, compared to 13.3 percent in the fourth quarter of 2010.

In the fourth quarter of 2011, the Company reported a net loss attributable to common shareholders of $76 million, or a loss of $0.17 per diluted share, compared to income of $74 million, or $0.14 per diluted share, in the fourth quarter of 2010. These results included a $117 million pre-tax loss from early extinguishment of debt incurred in relation to Tenet’s strategy to extend debt maturities and reduce future interest expense. Excluding impairment, litigation and investigation costs, loss from early extinguishment of debt, and valuation tax adjustments from both fourth quarters, income from continuing operations, net of tax, was $42 million, or $0.10 per diluted share, compared to $43 million, or $0.08 per diluted share, in the fourth quarter of 2010.

“We recorded our eighth consecutive year of growth in Adjusted EBITDA which grew to $1.145 billion in 2011, a 9.0 percent increase over 2010,” said Trevor Fetter, president and chief executive officer. “The growth would have been even stronger had we been able to close some of the favorable payer settlements we have been working on for a number of months. Because the settlements remain likely, we are raising our 2012 Outlook for Adjusted EBITDA to a new range of $1.225 billion to $1.350 billion. We also recorded our fifth consecutive quarter of growth in adjusted admissions which grew by 1.3 percent. The favorable growth in patient volumes, combined with strong pricing growth, enabled us to achieve a 5.4 percent increase in net operating revenues in the quarter.”

Discussion of Results (Percentage changes compare Q4’11 to Q4’10, unless otherwise noted.)

Adjusted admissions increased by 1.3 percent. Admissions increased by 0.3 percent, and paying admissions were flat. Emergency Departments visits increased by 3.1 percent, and there was a 3.3 percent increase in admissions through our Emergency Departments. Total surgeries increased by 3.2 percent with inpatient surgeries declining by 3.1 percent and outpatient surgeries increasing by 7.6 percent.

Net operating revenues were $2.226 billion, an increase of $115 million, or 5.4 percent, compared to net operating revenues of $2.111 billion in the fourth quarter of 2010. As a result of the Company’s early adoption of a new accounting standard, net operating revenues are now reported after a deduction for the provision for doubtful accounts. Under the Company’s prior reporting standard, net operating revenues would have been $2.411 billion, an increase of 4.8 percent, compared to $2.301 billion in the fourth quarter of 2010.

Net patient revenue per adjusted admission was $11,633, an increase of 2.3 percent, compared to $11,370 in the fourth quarter of 2010. This pricing increase reflects improved terms in our contracts with commercial managed care payers, partially offset by an adverse shift in payer mix.

Selected operating expenses, which is defined as the sum of salaries, wages and benefits, supplies and other operating expenses, increased by 6.5 percent on a per adjusted patient day basis in the fourth quarter of 2011. The increase is primarily due to annual merit increases, an increase in the number of physicians we employ, and higher health benefit costs for our employees. The comparison to last year’s fourth quarter was made more challenging by a $10 million favorable adjustment in that quarter related to the estimated recovery of payroll taxes paid in prior years on behalf of medical residents. Selected operating expenses were also adversely impacted by lower interest rates at quarter-end which contributed $14 million of increased expense between the fourth quarter of 2011 and 2010. Although claims experience for both malpractice and workers’ compensation expense continue to be favorable, lower interest rates increased the balances of these discounted liabilities. Supply costs were well-controlled, declining by $3 million, and were flat on a per adjusted patient day basis. Excluding the expenses from additional physician employment, the favorable payroll tax adjustment in the 2010 quarter, and expenses related to lower interest rates, the 6.5 percent increase in selected expenses per adjusted patient day would have been 4.4 percent.

Bad debt expense was $185 million, a decline of 2.6 percent, as compared to $190 million in the fourth quarter of 2010. Bad debt expense as a percent of revenues before provision for doubtful accounts declined to 7.7 percent, a decline of 60 basis points compared to 8.3 percent in the fourth quarter of 2010. The improvement in bad debt expense primarily was due to favorable adjustments related to updates to our estimates of collection rates in the fourth quarter of 2011 compared to unfavorable adjustments in the fourth quarter of 2010. The change in bad debt expense also was impacted favorably by deterioration in the age of managed care receivables in the fourth quarter of 2010 that did not occur in the fourth quarter of 2011.

Cash and cash equivalents were $113 million at December 31, 2011, a decrease of $72 million from $185 million at September 30, 2011. Cash used in the fourth quarter of 2011 included $178 million to repurchase 40.3 million shares of the Company’s common stock and $28 million for the purchase of five outpatient centers and certain assets related to acquired physician practices. Capital expenditures were $177 million in the fourth quarter of 2011, compared to $196 million in the fourth quarter of 2010. As of December 31, 2011, the Company had an outstanding balance of $80 million on its credit line.

Through December 31, 2011, the Company repurchased an aggregate total of 75.8 million shares of common stock since announcing its $400 million share repurchase program in May, 2011. These 75.8 million repurchased shares represent 15.5 percent of outstanding common shares at the time the program was initiated. The average repurchase price was $4.94 per share for a total expenditure of approximately $374 million. At December 31, 2011, there were 415 million shares of common stock outstanding. The full $400 million common stock repurchase program was completed in January 2012.  In total, 81.1 million shares, or 17 percent of our outstanding shares, were repurchased at an average price of $4.94.

Outlook for Adjusted EBITDA

Tenet raised its 2012 Outlook for Adjusted EBITDA to a new range of $1.225 billion to $1.350 billion. Other than expected outpatient acquisitions, the Company’s 2012 Outlook represents purely organic growth.

Adjusted EBITDA in the first quarter of 2012 is expected to comprise approximately one-fifth of the Company’s total Adjusted EBITDA for the year. This reflects the expectation that the approximately $140 million in state provider fees will be recognized in the second half of the year. In addition, the expected ramp up of Tenet’s strategic initiatives, including cost efficiencies related to the Medicare Performance Initiative and incremental outpatient acquisitions, are expected to make more significant contributions to earnings in the second half of the year.

Tenet reconfirmed its 2013 Outlook range for Adjusted EBITDA of $1.335 billion to $1.535 billion. The 2015 Outlook range for Adjusted EBITDA, which includes the increased coverage of the uninsured pursuant to the Affordable Care Act, was reconfirmed at $1.75 billion to $2.25 billion.

Tenet’s statements on outlook constitute forward-looking information and are subject to the qualifications set forth at the end of this release.

Management’s Webcast Discussion of Fourth Quarter Results

Tenet management will discuss fourth quarter 2011 results on a webcast scheduled for 10:00 AM (ET) on February 28, 2012.  This webcast may be accessed through Tenet’s website at www.tenethealth.com/investors.  A set of slides that management intends to refer to on the call will be posted to the Company’s website at shortly before the start of the webcast.

Additional information regarding Tenet’s quarterly results of operations, including detailed tabular operational data, is contained in its Form 10-K report, which will be filed with the Securities and Exchange Commission and posted on the Tenet investor relations website before today’s webcast. This press release includes certain non-GAAP measures, such as Adjusted EBITDA. A reconciliation of Adjusted EBITDA to net income attributable to Tenet common shareholders is included in the financial tables at the end of this release.

Tenet Healthcare Corporation, a premier health care services company, operates 50 hospitals, 99 free-standing outpatient centers and Conifer Health Solutions, a leader in business process solutions for health care providers that serves over 250 hospital and health care entities nationwide.  Tenet’s hospitals and related health care facilities are committed to providing high quality care to patients in the communities they serve.  For more information, please visit www.tenethealth.com.

Media: Rick Black (469) 893-2647	Investors: Thomas Rice (469) 893-2522
Rick.Black@tenethealth.com	Thomas.Rice@tenethealth.com

# # #

This document contains “forward-looking statements” — that is, statements that relate to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain.  Particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include the factors disclosed under “Forward Looking Statements” and “Risk Factors” in our Form 10-K for the year ended December 31, 2011, our quarterly reports on Form 10-Q, periodic reports on Form 8-K and other filings with the Securities and Exchange Commission. The information contained in this earnings release and the attachments is as of February 28, 2012. The Company assumes no obligation to update forward-looking statements contained in this earnings release or the attachments as a result of new information or future events or developments.

Tenet uses its company website to provide important information to investors about the company including the posting of important announcements regarding financial performance and corporate developments.

TENET HEALTHCARE CORPORATION

CONSOLIDATED OPERATIONS DATA

(Unaudited)

	Three Months Ended December 31,
(Dollars in millions except per share amounts)	2011	%	2010	%	Change

Net operating revenues
Revenues before provision for doubtful accounts	$2,411		$2,301		4.8%
Less provision for doubtful accounts	185		190		(2.6)%
Net operating revenues	2,226	100.0%	2,111	100.0%	5.4%
Operating expenses:
Salaries, wages and benefits	1,029	46.2%	967	45.8%	6.4%
Supplies	391	17.6%	394	18.7%	(0.8)%
Other operating expenses, net	517	23.2%	469	22.2%	10.2%
Electronic Health Records Incentives	(5)	(0.2)%	0	—%	—%
Depreciation and amortization	105	4.7%	101	4.8%	4.0%
Impairment of long-lived assets and goodwill, and restructuring charges, net	9	0.4%	9	0.4%
Litigation and investigation costs	31	1.4%	6	0.3%
Operating income	149	6.7%	165	7.8%
Interest expense	(100)		(101)
Loss from early extinguishment of debt	(117)		(2)
Income (loss) from continuing operations, before income taxes	(68)		62
Income tax benefit (expense)	12		(2)
Income (loss) from continuing operations, before discontinued operations	(56)		60
Discontinued operations:
Income (loss) from operations	(2)		15
Litigation and investigation costs	(17)		—
Income tax benefit	9		7
Income (loss) from discontinued operations	(10)		22
Net income (loss)	(66)		82
Less: Preferred stock dividends	6		6
Less: Net income attributable to noncontrolling interests	4		2
Net income (loss) attributable to Tenet Healthcare Corporation common shareholders	$(76)		$74

Amounts attributable to Tenet Healthcare Corporation common shareholders
Income (loss) from continuing operations, net of tax	$(66)		$52
Loss from discontinued operations, net of tax	(10)		22
Net income (loss) attributable to Tenet Healthcare Corporation common shareholders	$(76)		$74

Earnings (loss) per share attributable to Tenet Healthcare Corporation common shareholders
Basic
Continuing operations	$(0.15)		$0.11
Discontinued operations	(0.02)		0.04
	$(0.17)		$0.15
Diluted
Continuing operations	$(0.15)		$0.10
Discontinued operations	(0.02)		0.04
	$(0.17)		$0.14
Weighted average shares and dilutive securities outstanding (in thousands):
Basic	432,454		485,549
Diluted	432,454		561,921

TENET HEALTHCARE CORPORATION

CONSOLIDATED OPERATIONS DATA

(Unaudited)

	Year Ended December 31,
(Dollars in millions except per share amounts)	2011	%	2010	%	Change

Net operating revenues
Revenues before provision for doubtful accounts	$9,584		$9,205		4.1%
Less provision for doubtful accounts	730		738		(1.1)%
Net operating revenues	8,854	100.0%	8,467	100.0%	4.6%
Operating expenses:
Salaries, wages and benefits	4,082	46.1%	3,900	46.1%	4.7%
Supplies	1,582	17.9%	1,577	18.6%	0.3%
Other operating expenses, net	2,100	23.7%	1,940	22.9%	8.2%
Electronic Health Record Incentives	(55)	(0.6)%	0	—%	—%
Depreciation and amortization	413	4.7%	394	4.7%	4.8%
Impairment of long-lived assets and goodwill, and restructuring charges, net	27	0.3%	10	0.1%
Litigation and investigation costs	55	0.6%	12	0.1%
Operating income	650	7.3%	634	7.5%
Interest expense	(375)		(424)
Loss from early extinguishment of debt	(117)		(57)
Investment earnings	3		5
Income from continuing operations, before income taxes	161		158
Income tax benefit (expense)	(61)		977
Income from continuing operations, before discontinued operations	100		1,135
Discontinued operations:
Income (loss) from operations	(22)		11
Impairment of long-lived assets and goodwill, and restructuring charges, net	—		(1)
Litigation and investigation costs	(17)		—
Income tax benefit	33		7
Income (loss) from discontinued operations	(6)		17
Net income	94		1,152
Less: Preferred stock dividends	24		24
Less: Net income attributable to noncontrolling interests	12		9
Net income attributable to Tenet Healthcare Corporation common shareholders	$58		$1,119

Amounts attributable to Tenet Healthcare Corporation common shareholders
Income from continuing operations, net of tax	$64		$1,102
Income (loss) from discontinued operations, net of tax	(6)		17
Net income attributable to Tenet Healthcare Corporation common shareholders	$58		$1,119

Earnings (loss) per share attributable to Tenet Healthcare Corporation common shareholders
Basic
Continuing operations	$0.13		$2.28
Discontinued operations	(0.01)		0.03
	$0.12		$2.31
Diluted
Continuing operations	$0.13		$2.01
Discontinued operations	(0.01)		0.03
	$0.12		$2.04
Weighted average shares and dilutive securities outstanding (in thousands):
Basic	468,726		484,321
Diluted	485,181		560,631

TENET HEALTHCARE CORPORATION

CONSOLIDATED BALANCE SHEET DATA

(Unaudited)

	December 31,	December 31,
(Dollars in millions)	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$113	$405
Accounts receivable, less allowance for doubtful accounts	1,278	1,143
Inventories of supplies, at cost	161	156
Income tax receivable	7	22
Current portion of deferred income taxes	418	282
Assets held for sale	2	14
Other current assets	378	289
Total current assets	2,357	2,311
Investments and other assets	156	164
Deferred income taxes, net of current portion	374	627
Property and equipment, at cost, less accumulated depreciation and amortization	4,350	4,304
Goodwill	736	652
Other intangible assets, at cost, less accumulated amortization	489	442
Total assets	$8,462	$8,500

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$66	$67
Accounts payable	760	720
Accrued compensation and benefits	376	363
Professional and general liability reserves	75	84
Accrued interest payable	112	115
Accrued legal settlement costs	64	8
Other current liabilities	362	368
Total current liabilities	1,815	1,725
Long-term debt, net of current portion	4,294	3,997
Professional and general liability reserves	337	383
Accrued legal settlement costs	2	22
Other long-term liabilities	506	554
Total liabilities	6,954	6,681
Commitments and contingencies
Redeemable noncontrolling interests in equity of consolidated subsidiaries	16	—
Equity:
Shareholders’ equity:
Preferred stock	334	334
Common stock	27	27
Additional paid-in capital	4,407	4,449
Accumulated other comprehensive loss	(52)	(43)
Accumulated deficit	(1,440)	(1,522)
Common stock in treasury, at cost	(1,853)	(1,479)
Total shareholders’ equity	1,423	1,766
Noncontrolling interests	69	53
Total equity	1,492	1,819
Total liabilities and equity	$8,462	$8,500

TENET HEALTHCARE CORPORATION

CONSOLIDATED CASH FLOW DATA

(Unaudited)

	Year Ended December 31,
(Dollars in millions)	2011	2010
Net income	$94	$1,152
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	413	394
Provision for doubtful accounts	730	740
Deferred income tax expense	81	(952)
Stock-based compensation expense	24	22
Impairment of long-lived assets and goodwill, and restructuring charges, net	27	10
Fair market value adjustments related to interest rate swap and LIBOR cap agreements	—	3
Amortization of debt discount and debt issuance costs	30	31
Litigation and investigation costs	55	12
Loss from early extinguishment of debt	117	57
Pre-tax loss from discontinued operations	39	(10)
Other items, net	(15)	(4)
Changes in cash from operating assets and liabilities:
Accounts receivable	(865)	(744)
Inventories and other current assets	(38)	(17)
Income taxes	(63)	3
Accounts payable, accrued expenses and other current liabilities	(35)	(84)
Other long-term liabilities	(6)	(58)
Payments against reserves for restructuring charges and litigation costs	(44)	(83)
Net cash used in operating activities from discontinued operations, excluding income taxes	(47)	—
Net cash provided by operating activities	497	472
Cash flows from investing activities:
Purchases of property and equipment—continuing operations	(475)	(450)
Construction of new and replacement hospitals	—	(13)
Purchase of property and equipment—discontinued operations	—	(13)
Purchases of businesses or joint venture interests	(84)	(65)
Proceeds from sales of facilities and other assets — discontinued operations	—	19
Proceeds from sales of marketable securities, long-term investments and other assets	59	84
Release of escrow funds	—	15
Other items, net	(3)	3
Net cash used in investing activities	(503)	(420)
Cash flows from financing activities:
Repayments of borrowings under credit facility	(365)	—
Proceeds from borrowings under credit facility	445	—
Repayments of borrowings	(843)	(886)
Proceeds from borrowings	900	601
Deferred debt issuance costs	(21)	(27)
Repurchases of common stock	(374)	—
Cash dividends on preferred stock	(24)	(24)
Distributions paid to noncontrolling interests	(11)	(8)
Other items, net	7	7
Net cash used in financing activities	(286)	(337)
Net decrease in cash and cash equivalents	(292)	(285)
Cash and cash equivalents at beginning of period	405	690
Cash and cash equivalents at end of period	$113	$405
Supplemental disclosures:
Interest paid, net of capitalized interest	$(347)	$(402)
Proceeds from interest rate swap agreement	$30	$0
Income tax (payments) refunds, net	$(10)	$34

TENET HEALTHCARE CORPORATION

SELECTED STATISTICS — CONTINUING HOSPITALS

(Unaudited)

(Dollars in millions except per patient day, per	Three Months Ended December 31,			Year Ended December 31,
admission and per visit amounts)	2011	2010	Change	2011	2010	Change

Net inpatient revenues	$1,536	$1,477	4.0%	$6,163	$5,929	3.9%
Net outpatient revenues	$751	$730	2.9%	$2,984	$2,903	2.8%

Number of acute care hospitals (at end of period) (1)	50	50	—	50	50	— *
Licensed beds (at end of period)	13,453	13,428	0.2%	13,453	13,428	0.2%
Average licensed beds	13,453	13,429	0.2%	13,449	13,430	0.1%
Utilization of licensed beds	48.5%	49.3%	(0.8)	50.0%	50.4%	(0.4)*
Patient days	599,859	608,890	(1.5)%	2,452,156	2,473,017	(0.8)%
Adjusted patient days	917,798	923,219	(0.6)%	3,732,330	3,723,702	0.2%
Net inpatient revenue per patient day	$2,561	$2,426	5.6%	$2,513	$2,397	4.8%
Admissions	127,321	126,977	0.3%	515,693	512,972	0.5%
Adjusted patient admissions	196,594	194,098	1.3%	791,919	778,505	1.7%
Net inpatient revenue per admission	$12,064	$11,632	3.7%	$11,951	$11,558	3.4%
Average length of stay (days)	4.7	4.8	(0.1)	4.8	4.8	— *
Surgeries	92,691	89,859	3.2%	367,638	360,206	2.1%
Net outpatient revenue per visit	$749	$730	2.6%	$739	$741	(0.3)%
Outpatient visits	1,002,842	999,827	0.3%	4,039,456	3,917,758	3.1%

Sources of net patient revenue
Medicare	23.3%	23.5%	(0.2)	23.2%	23.9%	(0.7)*
Medicaid	8.8%	8.6%	0.2	9.0%	8.7%	0.3 *
Managed care	57.8%	56.9%	0.9	57.0%	56.5%	0.6 *
Indemnity, self-pay and other	10.1%	11.0%	(0.9)	10.8%	10.9%	(0.2)*

*                 This change is the difference between the 2011 and 2010 amounts shown

(1)          Number of  hospitals includes the 49 general hospitals and our critical access facility

TENET HEALTHCARE CORPORATION

CONSOLIDATED OPERATIONS DATA

Fiscal 2011 by Calendar Quarter

(Unaudited)

					Year Ended
	Three Months Ended				Ended
(Dollars in millions except per share amounts)	3/31/11	6/30/11	9/30/11	12/31/11	12/31/11

Net operating revenues
Revenues before provision for doubtful accounts	$2,481	$2,349	$2,343	$2,411	$9,584
Less provision for doubtful accounts	182	170	193	185	730
Net operating revenues	2,299	2,179	2,150	2,226	8,854
Operating expenses:
Salaries, wages and benefits	1,035	999	1,019	1,029	4,082
Supplies	404	399	388	391	1,582
Other operating expenses, net	506	529	548	517	2,100
Electronic Health Record Incentives	(25)	(25)	—	(5)	(55)
Depreciation and amortization	101	104	103	105	413
Impairment of long-lived assets and goodwill, and restructuring charges	8	2	8	9	27
Litigation and investigation costs	11	8	5	31	55
Operating income	259	163	79	149	650
Interest expense	(118)	(98)	(59)	(100)	(375)
Loss from early extinguishment of debt	—	—	—	(117)	(117)
Investment earnings	1	1	1	—	3
Income (loss) from continuing operations, before income taxes	142	66	21	(68)	161
Income tax expense	(51)	(18)	(4)	12	(61)
Income (loss) from continuing operations, before discontinued operations	91	48	17	(56)	100
Discontinued operations:
Loss from operations	(15)	(3)	(2)	(2)	(22)
Litigation and investigation costs	—	—	—	(17)	(17)
Income tax benefit	6	18	—	9	33
Income (loss) from discontinued operations	(9)	15	(2)	(10)	(6)
Net income (loss)	82	63	15	(66)	94
Less: Preferred stock dividends	6	6	6	6	24
Less: Net income attributable to noncontrolling interests	3	2	3	4	12
Net income (loss) attributable to Tenet Healthcare Corporation common shareholders	$73	$55	$6	$(76)	$58

Amounts attributable to Tenet Healthcare Corporation common shareholders
Income (loss) from continuing operations, net of tax	$82	$40	$8	$(66)	$64
Income (loss) from discontinued operations, net of tax	(9)	15	(2)	(10)	(6)
Net income (loss) attributable to Tenet Healthcare Corporation common shareholders	$73	$55	$6	$(76)	$58

Earnings (loss) per share attributable to Tenet Healthcare Corporation common shareholders
Basic
Continuing operations	$0.17	$0.08	$0.02	$(0.15)	$0.13
Discontinued operations	(0.02)	0.03	—	(0.02)	(0.01)
	$0.15	$0.11	$0.02	$(0.17)	$0.12
Diluted
Continuing operations	$0.16	$0.08	$0.02	$(0.15)	$0.13
Discontinued operations	(0.02)	0.03	—	(0.02)	(0.01)
	$0.14	$0.11	$0.02	$(0.17)	$0.12
Weighted average shares and dilutive securities outstanding (in thousands):
Basic	486,902	486,794	468,753	432,454	468,726
Diluted	565,181	503,748	483,632	432,454	485,181

TENET HEALTHCARE CORPORATION

CONSOLIDATED OPERATIONS DATA

Fiscal 2010 by Calendar Quarter

(Unaudited)

					Year
	Three Months Ended				Ended
(Dollars in millions except per share amounts)	3/31/10	6/30/10	9/30/10	12/31/10	12/31//10

Net operating revenues
Revenues before provision for doubtful accounts	$2,339	$2,303	$2,262	$2,301	$9,205
Less provision for doubtful accounts	188	173	187	190	738
Net operating revenues	$2,151	$2,130	$2,075	$2,111	$8,467
Operating expenses:
Salaries, wages and benefits	987	969	977	967	3,900
Supplies	398	395	390	394	1,577
Other operating expenses, net	468	498	505	469	1,940
Depreciation and amortization	95	97	101	101	394
Impairment of long-lived assets and goodwill, and restructuring charges	—	(2)	3	9	10
Litigation and investigation costs	2	2	2	6	12
Operating income	201	171	97	165	634
Interest expense	(109)	(107)	(107)	(101)	(424)
Loss from early extinguishment of debt	—	—	(55)	(2)	(57)
Investment earnings	1	1	3	—	5
Income (loss) from continuing operations, before income taxes	93	65	(62)	62	158
Income tax (expense) benefit	(3)	(20)	1,002	(2)	977
Income from continuing operations, before discontinued operations	90	45	940	60	1,135
Discontinued operations:
Income (loss) from operations	5	(5)	(4)	15	11
Impairment of long-lived assets and goodwill, and restructuring charges, net	1	(3)	1	—	(1)
Income tax (expense) benefit	(1)	(2)	3	7	7
Income (loss) from discontinued operations	5	(10)	—	22	17
Net income	95	35	940	82	1,152
Less: Preferred stock dividends	6	6	6	6	24
Less: Net income attributable to noncontrolling interests	1	4	2	2	9
Net income attributable to Tenet Healthcare Corporation common shareholders	$88	$25	$932	$74	$1,119

Amounts attributable to Tenet Healthcare Corporation common shareholders
Income from continuing operations, net of tax	$83	$35	$932	$52	$1,102
Income (loss) from discontinued operations, net of tax	5	(10)	—	22	17
Net income attributable to Tenet Healthcare Corporation common shareholders	$88	$25	$932	$74	$1,119

Earnings (loss) per share attributable to Tenet Healthcare Corporation common shareholders
Basic
Continuing operations	$0.17	$0.07	$1.92	$0.11	$2.28
Discontinued operations	0.01	(0.02)	—	0.04	0.03
	$0.18	$0.05	$1.92	$0.15	$2.31
Diluted
Continuing operations	$0.16	$0.07	$1.68	$0.10	$2.01
Discontinued operations	0.01	(0.02)	—	0.04	0.03
	$0.17	$0.05	$1.68	$0.14	$2.04
Weighted average shares and dilutive securities outstanding (in thousands):
Basic	481,917	484,610	485,210	485,549	484,321
Diluted	559,228	502,549	559,850	561,921	560,631

TENET HEALTHCARE CORPORATION

SELECTED STATISTICS — CONTINUING HOSPITALS

Fiscal 2011 by Calendar Quarter

(Unaudited)

					Year Ended
(Dollars in millions except per patient day, per	Three Months Ended				Ended
admission and per visit amounts)	03/31/11	06/30/11	9/300/11	12/31/11	12/31/11

Net inpatient revenues	$1,653	$1,497	$1,477	$1,536	$6,163
Net outpatient revenues	$733	$751	$749	$751	$2,984

Number of acute care hospitals (at end of period) (1)	50	50	50	50	50
Licensed beds (at end of period)	13,457	13,420	13,453	13,453	13,453
Average licensed beds	13,457	13,445	13,440	13,453	13,449
Utilization of licensed beds	53.3%	49.5%	48.7%	48.5%	50.0%
Patient days	645,166	605,216	601,915	599,859	2,452,156
Adjusted patient days	963,039	926,328	925,165	917,798	3,732,330
Net inpatient revenue per patient day	$2,562	$2,473	$2,454	$2,561	$2,513
Admissions	133,349	127,503	127,520	127,321	515,693
Adjusted patient admissions	200,353	196,862	198,110	196,594	791,919
Net inpatient revenue per admission	$12,396	$11,741	$11,582	$12,064	$11,951
Average length of stay (days)	4.8	4.7	4.7	4.7	4.8
Surgeries	88,754	92,250	93,943	92,691	367,638
Net outpatient revenue per visit	$725	$739	$742	$749	$739
Outpatient visits	1,010,848	1,015,830	1,009,936	1,002,842	4,039,456

Sources of net patient revenue
Medicare	23.2%	23.6%	22.7%	23.3%	23.2%
Medicaid	11.6%	7.5%	8.0%	8.8%	9.0%
Managed care	54.4%	58.0%	58.0%	57.8%	57.0%
Indemnity, self-pay and other	10.8%	10.9%	11.3%	10.1%	10.8%

(1)               Number of  hospitals includes the 49 general hospitals and our critical access facility

(1) Reconciliation of Adjusted EBITDA

Adjusted EBITDA, a non-GAAP term, is defined by the Company as net income (loss) attributable to Tenet Healthcare Corporation common shareholders before (1) cumulative effect of changes in accounting principle, net of tax, (2) net income attributable to noncontrolling interests, (3) preferred stock dividends, (4) income (loss) from discontinued operations, net of tax, (5) income tax (expense) benefit, (6) investment earnings (loss), (7) gain (loss) from early extinguishment of debt, (8) net gain (loss) on sales of investments, (9) interest expense, (10) litigation and investigation (costs) benefit, net of insurance recoveries, (11) hurricane insurance recoveries, net of costs, (12) impairment of long-lived assets and goodwill and restructuring charges, net of insurance recoveries, and (13) depreciation and amortization. The Company’s Adjusted EBITDA may not be comparable to EBITDA reported by other companies.

The Company provides this information as a supplement to GAAP information to assist itself and investors in understanding the impact of various items on its financial statements, some of which are recurring or involve cash payments. The Company uses this information in its analysis of the performance of its business excluding items that it does not consider as relevant in the performance of its hospitals in continuing operations. In addition, from time to time we use this measure to define certain performance targets under our compensation programs. Adjusted EBITDA is not a measure of liquidity, but is a measure of operating performance that management uses in its business as an alternative to net income (loss) attributable to Tenet Healthcare Corporation common shareholders. Because Adjusted EBITDA excludes many items that are included in our financial statements, it does not provide a complete measure of our operating performance. Accordingly, investors are encouraged to use GAAP measures when evaluating the Company’s financial performance.

The reconciliation of net income (loss) attributable to Tenet Healthcare Corporation common shareholders, the most comparable GAAP term, to Adjusted EBITDA, is set forth in the first table below for the three and twelve months ended December 31, 2011 and 2010.

TENET HEALTHCARE CORPORATION

Additional Supplemental Non-GAAP Disclosures

Table #1 - Reconciliation of Adjusted EBITDA to Net Income Attributable to Tenet
Healthcare Corporation Common Shareholders

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(Dollars in millions)	2011	2010	2011	2010
Net income (loss) attributable to Tenet Healthcare Corporation common shareholders	$(76)	$74	$58	$1,119
Less: Net income attributable to noncontrolling interests	(4)	(2)	(12)	(9)
Preferred stock dividends	(6)	(6)	(24)	(24)
Income (loss) from discontinued operations, net of tax	(10)	22	(6)	17
Income (loss) from continuing operations	(56)	60	100	1,135
Income tax benefit (expense)	12	(2)	(61)	977
Investment earnings	—	—	3	5
Loss from early extinguishment of debt	(117)	(2)	(117)	(57)
Interest expense	(100)	(101)	(375)	(424)
Operating income	149	165	650	634
Litigation and investigation costs	(31)	(6)	(55)	(12)
Impairment of long-lived assets and goodwill, and restructuring charges, net	(9)	(9)	(27)	(10)
Depreciation and amortization	(105)	(101)	(413)	(394)
Adjusted EBITDA	$294	$281	$1,145	$1,050

Net operating revenues	$2,226	$2,111	$8,854	$8,467

Adjusted EBITDA as % of net operating revenues (Adjusted EBITDA margin)	13.2%	13.3%	12.9%	12.4%

Table #2 - Reconciliation of Outlook Adjusted EBITDA to

Outlook Net Income Attributable to Tenet Healthcare Corporation Common Shareholders
for Years Ending December 31, 2012, 2013 and 2015

(Unaudited)

	2012		2013		2015
(Dollars in Millions)	Low	High	Low	High	Low	High
Net income attributable to common shareholders	$216	$302	$306	$451	$578	$911
Less:

Net income attributable to noncontrolling interests	(15)	(10)	(15)	(10)	(15)	(10)
Preferred stock dividends	(18)	(18)	0	0	0	0
Loss from discontinued operations, net of tax	(10)	(5)	(5)	0	(5)	0
Income from continuing operations	259	335	326	461	598	921
Income tax expense	(166)	(215)	(209)	(294)	(382)	(589)
Income from continuing operations, before income taxes	425	550	535	755	980	1,510
Interest expense	(390)	(370)	(390)	(340)	(360)	(280)
Operating income	815	920	925	1,095	1,340	1,790
Depreciation and amortization	(410)	(430)	(410)	(440)	(410)	(460)
Adjusted EBITDA	$1,225	$1,350	$1,335	$1,535	$1,750	$2,250

Table #3 - Reconciliation of Outlook Adjusted EBITDA to
Outlook Income From Continuing Operations
for Years Ending December 31, 2012, 2013 and 2015

(Unaudited)

	2012		2013		2015
(Dollars in Millions except per share amounts)	Low	High	Low	High	Low	High
Adjusted EBITDA (from Table #2)	$1,225	$1,350	$1,335	$1,535	$1,750	$2,250

Depreciation and amortization	(410)	(430)	(410)	(440)	(410)	(460)
Interest expense	(390)	(370)	(390)	(340)	(360)	(280)
Income from continuing operations, before income taxes	425	550	535	755	980	1,510
Income tax expense (a)	(166)	(215)	(209)	(294)	(382)	(589)
Income from continuing operations (a)	259	335	326	461	598	921
Preferred stock dividends	(18)	(18)	0	0	0	0
Net income attributable to noncontrolling interests	(15)	(10)	(15)	(10)	(15)	(10)

Income from continuing operations, net of tax (a)	$226	$307	$311	$451	$583	$911

Weighted average shares outstanding (in millions)	489	489	491	491	503	503

Diluted EPS - continuing operations (a)	$0.46	$0.63	$0.63	$0.92	$1.16	$1.81

(a)               Uses tax rate of 39 percent